UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 17, 2010

Date of report (Date of earliest event reported)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2010, the Company and CRC Health Group, Inc. announced the appointment of Andrew Eckert as Chief Executive Officer of the Company, commencing on January 3, 2011. Mr. Eckert will also serve as a member of the Board of the Company. Mr. Eckert was most recently employed as a Managing Director at Symphony Technology Group. He previously held the positions of Chief Executive Officer and President of Eclipsys Corporation.

In connection with his appointment, on December 13, 2010 Mr. Eckert entered into an employment agreement that provides for annual base salary of at least $650,000, annual incentive bonus opportunities with a maximum of 150% of base salary and a target of 100% (subject to certain guarantees in 2011), and participation in other benefit programs. Upon termination by the employer other than for cause or resignation for good reason, as defined in the employment agreement, Mr. Eckert would be entitled to receive separation pay equal to 1 1/2 the sum of his base salary plus average annual bonus, along with payments over 18 months equal to the employer portion of health and dental coverage premiums on a grossed-up basis. These benefits would be increased by 6 months’ worth of payments for a qualifying termination occurring within 12 months following a change in control. Termination benefits would be subject to Mr. Eckert’s timely execution of a release that was not thereafter revoked. Mr. Eckert would also be subject to non-competition and non-solicitation restrictions for a period of 18 months following the termination of his employment.

The foregoing description of Mr. Eckert’s employment agreement does not purport to be complete and is qualified in its entirety by the provisions of the employment agreement.

Mr. Eckert will also be eligible for certain options (to be granted in the first quarter or 2011) to purchase 125,000 Units (each consisting of 1 share of Class L common stock of the Company and 9 shares of Class A common stock of the Company), each with a strike price equal to fair market value on the date of the grant. One half of the options will be scheduled to vest over 5 years based on service; the balance will vest upon the realization by the Company’s investors of cash proceeds between $135 and $270 per Unit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 17, 2010

CRC HEALTH CORPORATION

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)